EXHIBIT 5.1


                       INVESTMENT GUIDELINES

Assets acquired as Trust Assets shall, at the time of acquisition, consist only of the following categories of assets:

1.   Cash and Equivalents

(a) Commercial paper rated either A-1 by Moody's Investor Services ("Moody's) and/or P-1 by Standard & Poors ("S&P").

(b) Pooled short-term money market funds; NAIC 1- or 2-rated pools with assets that mature in 397 days or less.

(c)  Certificates of Deposit.

(d) Repurchase Agreements. Investments in repurchase agreements shall only be transacted with banks or broker/dealers who meet credit and quality and collateralization requirements. Counterparties must be Federal Reserve System member banks and /or primary government securities dealers reporting to the Federal Reserve Bank of New York's Market Reports Division or broker/dealers which report U.S. Government securities positions to the Federal Reserve. Collateral must be in the form of U.S. Treasury or U.S. Agency securities, and must be, on a market value basis, equal to at least one hundred two percent (102%) of principal.

(e)  Bankers Acceptances.


2.   Fixed Income Securities

(a)  Obligations of the U.S. Treasury and U.S. Agencies.

(b)  Obligations of states and their subdivisions.

(c) Dollar denominated obligations of international development banks and supranational agencies.

(d)  Notes and bonds of U.S. corporations.

(e) Mortgage backed securities, including pass-throughs, PACs, sequentials, accretion directed tranches, and Z-tranches, but excluding such mortgage derivatives as inverse floaters, interest only strips, principal only strips, and tranches labeled support bonds.

(f)  Asset backed securities, including equipment trust securities.

(g)  Dollar denominated debt of foreign issuers.

(h) At purchase, fixed maturity investments will have a rating of no less than Baa3/BBB-/NAIC 2 (Moody's/S&P/NAIC) or equivalent by two nationally recognized statistical rating organizations ("NRSRO"). Moreover, at least one of those NRSROs must be Moody's or S&P.

(i) Fixed maturity investments will be publicly-traded securities at the time of purchase.

(j)  Corporate and municipal issues shall not exceed five percent
     (5%) of any one issue, and funds invested in any one entity shall not exceed twenty percent (20%) of the Company's capital and surplus.